Exhibit 10.16
DEFAULT WAIVER AND THIRD AMENDMENT
TO
LOAN AND SECURITY AGREEMENT
     THIS DEFAULT WAIVER AND THIRD AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into this 21st day of December, 2005, by and between Silicon Valley Bank (“Bank”) and A Smart Move L.L.C., a Colorado limited liability company (“Borrower”) whose address is 5350 Roslyn Street, Suite 380, Greenwood Village, CO 80111.
Recitals
     A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of April 26, 2005, as amended by that certain Loan Modification Agreement by and between Bank and Borrower dated as of June 21, 2005 and by that certain Second Amendment to Loan and Security Agreement by and between Bank and Borrower dated August 29, 2005 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).
     B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.
     C. Borrower is currently in default of the Loan Agreement for failing to comply with the Profitability/Maximum EBITDA Loss covenant set forth in Section 6.7(ii) of the Loan Agreement, as of July 31, 2005, August 31, 2005, September 30, 2005 and October 31, 2005 (collectively, the “Existing Defaults”).
     D. Borrower has requested that Bank waive its rights and remedies against Borrower, limited specifically to the Existing Defaults. Although Bank is under no obligation to do so, Bank is willing to not exercise its rights and remedies against Borrower related to the specific Existing Defaults on the terms and conditions set forth in this Amendment, so long as Borrower complies with the terms, covenants and conditions set forth in this Amendment.
     E. Borrower has informed Bank that Borrower has proposed to invest up to the amount of $210,000 in notes, which are convertible for 70% of the voting interests in Moving Labor Store, LLC (the “Transaction”) and has requested that Bank consent to this Transaction which would otherwise conflict with the terms of Section 7.6 of the Loan Agreement and cause an Event of Default to occur under Section 8.2 of the Loan Agreement.
     F. Borrower has further requested that Bank amend the Loan Agreement to (i) provide additional credit for additional equipment term loan advances, (ii) change the financial covenants, and (iii) make certain other revisions to the Loan Agreement as more fully set forth herein. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions, and in reliance upon the representations and warranties set forth below.

Agreement
     Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
     1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
     2. Waiver of Covenant Default. Bank hereby waives Borrower’s existing default under the Loan Agreement by virtue of Borrower’s failure to comply with the Profitability/Maximum EBITDA Loss covenant set forth in Section 6.7(ii) of the Loan Agreement, as of July 31, 2005, August 31, 2005, September 30, 2005 and October 31, 2005. Bank’s waiver of Borrower’s compliance of this covenant shall apply only to the foregoing periods. Accordingly, hereinafter, Borrower shall be in compliance with this covenant.
          Bank’s agreement to waive the above-described default (1) in no way shall be deemed an agreement by the Bank to waive Borrower’s compliance with the above-described covenant as of all other dates and (2) shall not limit or impair the Bank’s right to demand strict performance of this covenant as of all other dates and (3) shall not limit or impair the Bank’s right to demand strict performance of all other covenants as of any date.
3. Amendments to Loan Agreement.
          3.1 Section 2.1.2 (Second Equipment Advances). A new Section 2.1.2 is added to the Loan Agreement to read as follows:
     2.1.2 Second Equipment Advances.
(a) Through January 15, 2006, Bank will make advances (each a “Second Equipment Advance” and, collectively, “Second Equipment Advances”) not exceeding the aggregate of $500,000.00 (the “Second Committed Equipment Line”), but only up to $175,000 may be used to purchase trailers, and the remaining $375,000 may be used to purchase forklifts, as long as, prior to any such Second Equipment Advance, Palfinger Inc. or any other supplier of any forklifts has provided Bank an acceptable agreement to purchase or repurchase such goods after any Event of Default has occurred and is continuing. The Second Equipment Advances may only be used to finance or refinance Equipment purchased prior to January 15, 2006 and on or after 90 days before the date of such Second Equipment Advance and may not exceed 100% of the equipment invoice excluding taxes, shipping, warranty charges, freight discounts and installation expense. Each Second Equipment Advance must be for a minimum of $20,000. The number of Second Equipment Advances is limited to 4.

(b) Interest accrues from the date of each Second Equipment Advance on the outstanding principal balance thereof at a per annum rate equal to the U.S. Treasury note per annum yield to maturity for a term of 36 months as quoted in The Wall Street Journal, fixed as of the date such Second Equipment Advance is made, plus 450 basis points (4.50%) and is payable monthly on the first day of each month. Second Equipment Advances are payable in 36 equal monthly installments of principal, plus accrued interest, beginning on the first day of the month following the date such Second Equipment Advance is made and on the first day of each month thereafter until paid. Second Equipment Advances when repaid may not be reborrowed.
(c) To obtain an Second Equipment Advance, Borrower must notify Bank (the notice is irrevocable) by facsimile no later than 12:00 p.m. Pacific time 1 Business Day before the day on which the Second Equipment Advance is to be made. The notice in the form of Exhibit B (Payment/Advance Form) must be signed by a Responsible Officer or designee and include a copy of the invoice for the Equipment being financed.
          3.2 Section 6.7 (Financial Covenants). Section 6.7 is amended in its entirety and replaced with the following:
          6.7 Financial Covenants.
               Borrower will maintain as of the last day of each month
               (i) Remaining Months Liquidity. A ratio of Liquidity Coverage to Cash Burn of at least 6.00:1.00. As used herein “Liquidity Coverage” means unrestricted and unencumbered cash and cash equivalents held at Bank plus 30% of the invoice cost of forklifts financed or to be financed by Bank excluding taxes, shipping, warranty charges, freight discounts and installation expense; and “Cash Burn” means net income before any deduction for amortization and depreciation.
               (ii) Profitability/Maximum EBITDA Loss. A minimum net profit (and maximum net loss) calculated as EBITDA measured monthly on a rolling 3-month basis, as follows: ($650,000) for the months ending 11/30/05, 12/31/05, 01/31/06. 02/28/06 and 03/31/06; ($400,000) for the months ending 04/30/06, 05/31/06 and 06/30/06; ($200,000) for the months ending 07/31/06, 08/31/06, 09/30/06 and 10/31/06; and $150,000 for the month ending 11/31/06 and each month ending thereafter.
          3.3 Section 13 (Definitions). The following term and its definition set forth in Section 13.1 is amended in its entirety and replaced with the following:
     “Credit Extension” is each Equipment Advance, Second Equipment Advance, or any other extension of credit by Bank for Borrower’s benefit.
          3.4 Exhibit D. The Compliance Certificate in the form of Exhibit D attached hereto is substituted for that attached to the Loan Agreement.

     4. Limitation of Amendments.
          4.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.
          4.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.
     5. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:
          5.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;
          5.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
          5.3 The organizational documents of Borrower delivered to Bank on or before April 26, 2005 remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
          5.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;
          5.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;
          5.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and
          5.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
     6. Prior Agreement. Except as expressly provided for in this Amendment, the Loan Documents are hereby ratified and reaffirmed and shall remain in full force and effect. This Amendment is not a novation and the terms and conditions of this Amendment shall be in addition to and supplemental to all terms and conditions set forth in the Loan Documents. In the event of any conflict or inconsistency between this Amendment and the terms of such documents, the terms of this Amendment shall be controlling, but such document shall not otherwise be affected or the rights therein impaired.
     7. Release by Borrower.
          7.1 FOR GOOD AND VALUABLE CONSIDERATION, Borrower hereby forever relieves, releases, and discharges Bank and its present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Amendment (collectively “Released Claims”). Without limiting the foregoing, the Released Claims shall include any and all liabilities or claims arising out of or in any manner whatsoever connected with or related to the Loan Documents, the Recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing.
          7.2 By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Bank with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.
          7.3 This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Borrower acknowledges that the release contained herein constitutes a material inducement to Bank to enter into this Amendment, and that Bank would not have done so but for Bank’s expectation that such release is valid and enforceable in all events.
          7.4 Borrower hereby represents and warrants to Bank, and Bank is relying thereon, as follows:
               (a) Except as expressly stated in this Amendment, neither Bank nor any agent, employee or representative of Bank has made any statement or representation to Borrower regarding any fact relied upon by Borrower in entering into this Amendment.
               (b) Borrower has made such investigation of the facts pertaining to this Amendment and all of the matters appertaining thereto, as it deems necessary.
               (c) The terms of this Amendment are contractual and not a mere recital.
               (d) This Amendment has been carefully read by Borrower, the contents hereof are known and understood by Borrower, and this Amendment is signed freely, and without duress, by Borrower.
          7.5 Borrower represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released. Borrower shall indemnify Bank, defend and hold it harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters release.
     8. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
     9. Consent to Transaction. Bank hereby consents to the Transaction referred to in Recital E. above.
     10. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) Borrower’s payment to Bank of a fee in an amount equal to $2000.00, (c) Borrower’s payment to Bank of all Bank Expenses (including reasonable attorneys’ fees and expenses (which attorney’s fees for the documentation and negotiation of this Amendment will not exceed $2,500 as of the date of this Amendment), for documentation and negotiation of this Amendment) incurred to through date of this Amendment, and (d) Bank’s receipt of the Warrant to Purchase Stock substantially in the form attached hereto, duly executed and delivered by Borrower.
     11. Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of Colorado.
     In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

Silicon Valley Bank		A Smart Move L.L.C.

By:	/s/ Kevin Grossman	By:	/s/ Chris Sapyta
Name:	Kevin Grossman	Name:	Chris Sapyta
Title:	Senior Vice President	Title:	Manager

EXHIBIT D
COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK
3003 Tasman Drive
Santa Clara, CA 95054

FROM:	A SMART MOVE L.L.C.
     The undersigned Responsible Officer of A SMART MOVE L.L.C. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending                      with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date. In addition, the undersigned certifies that Borrower, and each Subsidiary, has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP. Attached are the required documents supporting the certification. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Responsible Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.
Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Monthly financial statements + CC	Monthly within 30 days	Yes/No
Annual	Compiled — FYE 05 — within 45 days	Yes/No
Audited — FYE 06 and after -	within 120 days	Yes/No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes/No

Financial Covenant	Required	Actual	Complies
Maintain on a Monthly Basis:

Remaing Months Liquidity Ratio	6.00:1.00	___:1.00	Yes/No

Continuation

Financial Covenant	Required	Actual	Complies
Maintain on a Monthly Basis (on a rolling 3-month basis):

Profitability/Maximum EBITDA Loss:	($650,000)	$___	Yes/No
	11/30/05 thru 03/31/06
	($400,000)
	04/30/065 thru 06/30/06
	($200,000)
	07/31/06 thru 10/31/06
	$150,000
	11/30/06 and thereafter
Have there been updates to Borrower’s intellectual property?                     Yes / No
Borrower only has deposit accounts located at the following
institutions:                                                            .

Comments Regarding Exceptions: See Attached.	BANK USE ONLY

Received by:

authorized signer
Sincerely,

Date:

A SMART MOVE L.L.C.

Verified:

authorized signer
Signature

Date:

Title
	Compliance Status:		Yes No

Date

Form of Warrant to Purchase Stock
(To be Attached)

SILICON VALLEY BANK
PRO FORMA INVOICE FOR LOAN CHARGES

BORROWER:	A Smart Move L.L.C.

LOAN OFFICER:	Greg L’Herault

DATE:	December ___, 2005

	Loan Fee	$2,000
	Documentation Fee	$2,500

	TOTAL FEES DUE	$4,500

{  } A check for the total amount is attached.
{  } Debit DDA #                                          for the total amount.
BORROWER:
A Smart Move L.L.C.

Authorized Signer	(Date)

SILICON VALLEY BANK

Loan Officer Signature	(Date)